Exhibit 99.14

November 18, 2024

Premium Resources Ltd. Announces Name Change

Toronto, Ontario—(Newsfile Corp. - November 18, 2024) - Premium Resources Ltd. (TSXV: PNRL) (“PRL” or the “Company”) is pleased to announce that the Company has changed its name from “Premium Nickel Resources Ltd.” to “Premium Resources Ltd.” (the “Name Change”). The Name Change was approved at the Annual General and Special Meeting of shareholders held on October 29, 2024.

Accordingly, it is anticipated that the Company’s common shares will commence trading under the new name and new stock ticker symbol “PREM” at the start of trading on November 20, 2024, on the TSX Venture Exchange. In connection with the Name Change, the following new CUSIP 74061L104 and ISIN CA74061L1040 numbers have been assigned to the common shares of the Company.

The Name Change is being proposed to more accurately reflect the Company’s current projects and focus on a broader range of critical metals than nickel. The Company’s flagship asset is the Selebi project, a nickel-copper-cobalt sulphide past producing mine. The Company’s Selkirk project is a nickel-copper-cobalt and platinum group elements sulphide past producing mine. Management believes that the Name Change is in the best interest of shareholders and better reflects the Company’s overall business strategy, projects, mission and vision.

No action is required to be taken by shareholders with respect to the name change. Outstanding common share and warrant certificates bearing the old name of the Company are still valid and are not affected by the name and ticker symbol change.

About Premium Resources Ltd.

PRL is a mineral exploration and development company that is focused on the redevelopment of the previously producing nickel, copper and cobalt resources mines owned by the Company in the Republic of Botswana.

PRL is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PRL’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

ON BEHALF OF THE BOARD OF DIRECTORS

Keith Morrison

Director and Chief Executive Officer

Premium Resources Ltd.

For further information about Premium Resources Ltd., please contact:

Jaclyn Ruptash

Vice President, Communications and Government and Investor Relations

+1 (604) 770-4334

Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to: the implementation of the objectives, goals and future plans of the Company including the proposed redevelopment of past producing mines; the anticipated date the common shares will begin trading on the TSX Venture Exchange under the new ticker symbol; and the significance of management’s prior experience in developing mineral projects. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of metallurgical test results; the ability of exploration results to predict mineralization, prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under PNRL’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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